UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 1999

Sears Credit Account Master Trust II

(Exact name of registrant as specified in charter)

Illinois

0-24776

Not Applicable

(State of Organization)

(Commission File Number)

(IRS Employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware

19807

(Address of principal executive offices)

(Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Item 5. Other Events

On December 15, 1999, Moody's Investor Service announced that it had lowered the debt ratings of Sears, Roebuck and Co. and certain of its subsidiaries as follows:

Sears, Roebuck and Co.--notes, medium term notes, debentures, and issuer rating to A3 from A2; senior unsecured shelf registration to (P)A3 from (P)A2, subordinated shelf registration to (P)Baa1 from (P)A3; preferred stock shelf registration to (P)"baa1" from (P)"a3".

Sears Roebuck Acceptance Corp.--notes, medium term notes, senior notes, debentures, global notes, global bonds, eurobonds to A3 from A2, senior unsecured shelf registration to (P)A3 from (P)A2, subordinated shelf registration to (P)Baa1 from (P)A3, and the company's rating for commercial paper to Prime-2 from Prime-1.

Sears DC Corp.--medium term notes to A3 from A2.

Orchard Supply Hardware--senior notes to A3 from A2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Sears Credit Account Master Trust II (Registrant)

 By:   SRFG, Inc.                         (Originator of the Trust)

By:

Donald J. Woytek

Vice President, Administration

 Date: December 16, 1999